As filed with the Securities and Exchange Commission on February 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5238376
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

238 Main St., Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Beam Therapeutics Inc. 2019 Equity Incentive Plan

Beam Therapeutics Inc. Amended and Restated 2019 Employee Stock Purchase Plan

(Full title of the plan)

John Evans

Chief Executive Officer

Beam Therapeutics Inc.

238 Main Street

Cambridge, MA 02142

(Name and address of agent for service)

(857) 327-8775

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement has been filed by the Beam Therapeutics Inc. (the “Registrant”) to register (i) 3,345,322 additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), available for issuance under the Beam Therapeutics Inc. 2019 Equity Incentive Plan and (ii) 836,330 additional shares of Common Stock available for issuance under the

Beam Therapeutics Inc. Amended and Restated 2019 Employee Stock Purchase Plan. This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2020 (File No. 333-236582), March 17, 2021 (File No. 333-254378), February 28, 2022 (File No. 333-263067), February 28, 2023 (File No. 333-270079) and February 27, 2024 (File No. 333-277382).

Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the Registration Statements reference above are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025 (File No. 001-39208);

(b)

the information specifically incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended December 31, 2023 from the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024;

(c)	the Registrant’s Current Report on Form 8-K, as filed with the SEC on January 13, 2025 (with respect to Item 8.01); and

(d)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on January 31, 2020 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the description therein has been updated and superseded by the description of the Registrant’s Common Stock contained in Exhibit 4.11 to the Registrant’s Registration Statement on Form S-3 (File No. 333-254946) filed with the SEC on April 1, 2021, and including any amendments or reports filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the current report Form 8-K filed on February 11, 2020 (File No. 001-39208) and incorporated herein by reference).

4.2

Second Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Annual Report on Form 10-K filed on February 28, 2023 (File No. 001-39208) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included within the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

99.1	Beam Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 10.16 to the registration statement on Form S-1 (File No. 333-233985) and incorporated herein by reference).

99.2

Beam Therapeutics Inc. Amended and Restated 2019 Employee Stock Purchase Plan (previously filed as Exhibit 10.27 to the annual report on Form 10-K filed on February 28, 2022 (File No. 001-39208) and incorporated herein by reference).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 25th day of February, 2025.

BEAM THERAPEUTICS INC.

By:	/s/ John Evans
John Evans
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Evans, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Beam Therapeutics Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ John Evans	Chief Executive Officer and Director	February 25, 2025
John Evans	(Principal Executive Officer)

/s/ Sravan K. Emany	Chief Financial Officer	February 25, 2025
Sravan K. Emany	(Principal Financial Officer)

/s/ Bethany Cavanagh	Senior Vice President, Finance	February 25, 2025
Bethany Cavanagh	(Principal Accounting Officer)

/s/ Graham Cooper	Director	February 25, 2025
Graham Cooper

/s/ Mark Fishman	Director	February 25, 2025
Mark Fishman, M.D.

/s/ Chirfi Guindo	Director	February 25, 2025
Chirfi Guindo

/s/ Carole Ho	Director	February 25, 2025
Carole Ho, M.D.

/s/ John Maraganore	Director	February 25, 2025
John Maraganore, Ph.D.

/s/ Christi Shaw	Director	February 25, 2025
Christi Shaw

/s/ Kathleen Walsh	Director	February 25, 2025
Kathleen Walsh